
<ARTICLE>           7
<LEGEND>            THE SCHEDULE CONTAINS SUMMARY FINANCIAL
                    INFORMATION EXTRACTED FROM FORM 10-Q FOR CONSECO,
                    INC. DATED JUNE 30, 1996 AND IS QUALIFIED IN
                    ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL
                    STATEMENTS.
</LEGEND>
<MULTIPLIER>        1,000

<PERIOD-TYPE>                                           6-MOS
<FISCAL-YEAR-END>                                                  DEC-31-1996
<PERIOD-END>                                                       JUN-30-1996
<DEBT-HELD-FOR-SALE>                                                12,500,800
<DEBT-CARRYING-VALUE>                                                        0
<DEBT-MARKET-VALUE>                                                          0
<EQUITIES>                                                              82,300
<MORTGAGE>                                                             620,700 <F1>
<REAL-ESTATE>                                                                0
<TOTAL-INVEST>                                                      14,036,800
<CASH>                                                                       0
<RECOVER-REINSURE>                                                      95,000
<DEFERRED-ACQUISITION>                                               1,770,700 <F2>
<TOTAL-ASSETS>                                                      17,426,300
<POLICY-LOSSES>                                                     12,821,900
<UNEARNED-PREMIUMS>                                                    205,100
<POLICY-OTHER>                                                         225,900
<POLICY-HOLDER-FUNDS>                                                  294,000
<NOTES-PAYABLE>                                                      1,249,500 <F3>
<COMMON>                                                               183,400
<PREFERRED-MANDATORY>                                                        0
<PREFERRED>                                                            536,500
<OTHER-SE>                                                             557,000 <F4>
<TOTAL-LIABILITY-AND-EQUITY>                                        17,426,300
<PREMIUMS>                                                             741,400
<INVESTMENT-INCOME>                                                    561,900
<INVESTMENT-GAINS>                                                       2,900 <F5>
<OTHER-INCOME>                                                          58,100 <F6>
<BENEFITS>                                                             846,200 <F7>
<UNDERWRITING-AMORTIZATION>                                             99,100 <F8>
<UNDERWRITING-OTHER>                                                   122,000
<INCOME-PRETAX>                                                        221,500
<INCOME-TAX>                                                            84,300
<INCOME-CONTINUING>                                                    137,200
<DISCONTINUED>                                                               0
<EXTRAORDINARY>                                                        (17,400)
<CHANGES>                                                                    0
<NET-INCOME>                                                            96,400
<EPS-PRIMARY>                                                             1.71
<EPS-DILUTED>                                                             1.59
<RESERVE-OPEN>                                                               0
<PROVISION-CURRENT>                                                          0
<PROVISION-PRIOR>                                                            0
<PAYMENTS-CURRENT>                                                           0
<PAYMENTS-PRIOR>                                                             0
<RESERVE-CLOSE>                                                              0
<CUMULATIVE-DEFICIENCY>                                                      0

  <F1>  Includes $311,000 of mortgage loans and $309,700 of credit-tenant loans.
  <F2>  Includes $561,200 of cost of policies produced and $1,209,500 of cost of policies purchased.
  <F3>  Includes (i) notes payable of Conseco of $670,000 and (ii) notes payable of Bankers Life Holding  Corporation  of $297,900 and  Partnership II of
        $281,600 which are not direct obligations of Conseco.
  <F4>  Includes  retained  earnings  of  $612,700,  offset  by  net  unrealized depreciation of securities of $55,700.
  <F5>  Includes net realized gains of $10,200 and net trading losses of $7,300.
  <F6>  Includes fee revenue of $20,100, restructuring income of $30,400 and other income of $7,600.









  <F7>  Includes insurance policy benefits of $544,500,  change in future policy benefits of $12,000 and interest expense on annuities and financial products of $289,700.
  <F8>  Includes   amortization  of  cost  of  policies  purchased  of  $55,300, amortization of cost of policies produced of $31,500 and amortization related to realized gains of $12,300.

